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                                                                     Exhibit 4.6

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                                   DYNEGY INC.

                                       and

                            WILMINGTON TRUST COMPANY,

                                     Trustee

                                    INDENTURE

                           Dated as of August 11, 2003

                  JUNIOR UNSECURED SUBORDINATED NOTES DUE 2016

================================================================================

                                TABLE OF CONTENTS

                                    Article 1

                                   DEFINITIONS

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
Section 1.01.    Definitions............................................................................1

Section 1.02.    Incorporation by Reference of Trust Indenture Act.....................................15

Section 1.03.    Rules of Construction.................................................................15

Section 1.04.    Form of Documents Delivered to Trustee................................................16

Section 1.05.    Notices, Etc., to Trustee, Company....................................................16

Section 1.06.    Notice to Holders, Waiver.............................................................16

                                    Article 2

                         ISSUE, DESCRIPTION, EXECUTION,
                       REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.    Execution and Authentication..........................................................17

Section 2.02.    Form of Notes.........................................................................18

Section 2.03.    Date and Denomination of Notes; Payments of Interest..................................19

Section 2.04.    Interest on Blockage Amounts..........................................................21

Section 2.05.    Registrar and Paying Agent............................................................21

Section 2.06.    Transfer and Exchange.................................................................22

Section 2.07.    Mutilated, Destroyed, Lost or Stolen Notes............................................29

Section 2.08.    Outstanding Notes.....................................................................30

Section 2.09.    Treasury Notes........................................................................30

Section 2.10.    Temporary Notes.......................................................................31

Section 2.11.    Cancellation of Notes.................................................................31

Section 2.12.    CUSIP Numbers.........................................................................31

Section 2.13.    Certain Provisions Applicable to the Initial Holder and Its Affiliates................31

                                    Article 3

                       REDEMPTION AND REPURCHASE OF NOTES

Section 3.01.    Optional Redemption...................................................................32

Section 3.02.    Mandatory Redemption with Take-Out Proceeds...........................................32

Section 3.03.    Notice of Redemption; Selection of Notes..............................................34

Section 3.04.    Payment of Notes Called for Redemption by the Company.................................36
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Section 3.05.    Repurchase of Notes by the Company at Option of the Holder upon a Change of Control...36

                                    Article 4

                             SUBORDINATION OF NOTES

Section 4.01.    Agreement of Subordination............................................................39

Section 4.02.    Payments to Noteholders...............................................................40

Section 4.03.    Subrogation of Notes..................................................................42

Section 4.04.    Authorization to Effect Subordination.................................................43

Section 4.05.    Notice to Trustee.....................................................................43

Section 4.06.    Trustee's Relation to Senior and Senior Subordinated Indebtedness.....................44

Section 4.07.    No Impairment of Subordination........................................................44

Section 4.08.    Article Applicable to Paying Agents...................................................44

Section 4.09.    Senior and Senior Subordinated Indebtedness Entitled to Rely..........................45

Section 4.10.    Reliance on Judicial Order or Certificate of Liquidating Agent........................45

                                    Article 5

                       PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.    Payment of Principal, Premium and Interest............................................45

Section 5.02.    Appointments to Fill Vacancies in Trustee's Office....................................45

Section 5.03.    Provisions as to Paying Agent.........................................................46

Section 5.04.    Existence.............................................................................47

Section 5.05.    Rule 144A Information Requirement.....................................................47

Section 5.06.    Stay, Extension and Usury Laws........................................................47

Section 5.07.    Compliance Certificate................................................................47

Section 5.08.    Liquidated Damages Notice.............................................................48

Section 5.09.    Limitation on Restricted Payments.....................................................48

Section 5.10.    Limitation on Restrictions on Certain Payments........................................49

                                    Article 6

                         NOTEHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

Section 6.01.    Noteholders' Lists....................................................................49

Section 6.02.    Preservation and Disclosure of Lists..................................................49

Section 6.03.    Reports by Trustee....................................................................50
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Section 6.04.    Reports by Company....................................................................50

                                    Article 7

                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                             ON AN EVENT OF DEFAULT

Section 7.01.    Events of Default.....................................................................50

Section 7.02.    Payments of Notes on Default; Suit Therefor...........................................52

Section 7.03.    Application of Monies.................................................................54

Section 7.04.    Proceedings by Noteholder.............................................................54

Section 7.05.    Proceedings by Trustee................................................................55

Section 7.06.    Remedies Cumulative and Continuing....................................................55

Section 7.07.    Direction of Proceedings and Waiver of Defaults by Majority of Noteholders............56

Section 7.08.    Notice of Defaults....................................................................56

Section 7.09.    Undertaking to Pay Costs..............................................................56

                                    Article 8

                                   THE TRUSTEE

Section 8.01.    Duties and Responsibilities of Trustee................................................57

Section 8.02.    Reliance on Documents, Opinions, Etc..................................................58

Section 8.03.    No Responsibility For Recitals, Etc...................................................59

Section 8.04.    Trustee, Paying Agents or Registrar May Own Notes.....................................60

Section 8.05.    Monies to Be Held in Trust............................................................60

Section 8.06.    Compensation and Expenses of Trustee..................................................60

Section 8.07.    Officers' Certificate as Evidence.....................................................61

Section 8.08.    Conflicting Interests of Trustee......................................................61

Section 8.09.    Eligibility of Trustee................................................................61

Section 8.10.    Resignation or Removal of Trustee.....................................................61

Section 8.11.    Acceptance by Successor Trustee.......................................................62

Section 8.12.    Succession by Merger..................................................................63

Section 8.13.    Preferential Collection of Claims.....................................................63

                                    Article 9

                                 THE NOTEHOLDERS

Section 9.01.    Action by Noteholders.................................................................63
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Section 9.02.    Proof of Execution by Noteholders.....................................................64

Section 9.03.    Who Are Deemed Absolute Owners........................................................64

Section 9.04.    Revocation of Consents, Future Holders Bound..........................................64

                                   Article 10

                             MEETINGS OF NOTEHOLDERS

Section 10.01.   Purpose of Meetings...................................................................65

Section 10.02.   Call of Meetings by Trustee...........................................................65

Section 10.03.   Call of Meetings by Company or Noteholders............................................65

Section 10.04.   Qualifications for Voting.............................................................66

Section 10.05.   Regulations...........................................................................66

Section 10.06.   Voting................................................................................66

Section 10.07.   No Delay of Rights by Meeting.........................................................67

                                   Article 11

                             SUPPLEMENTAL INDENTURES

Section 11.01.   Supplemental Indentures Without Consent of Noteholders................................67

Section 11.02.   Supplemental Indenture With Consent of Noteholders....................................68

Section 11.03.   Effect of Supplemental Indenture......................................................69

Section 11.04.   Notation on Notes.....................................................................69

Section 11.05.   Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee...........69

                                   Article 12

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01.   Company May Consolidate on Certain Terms..............................................70

Section 12.02.   Successor to Be Substituted...........................................................70

Section 12.03.   Opinion of Counsel to Be Given Trustee................................................71

                                   Article 13

                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01.   Discharge of Indenture................................................................71

Section 13.02.   Deposited Monies to Be Held in Trust by Trustee.......................................72

Section 13.03.   Paying Agent to Repay Monies Held.....................................................72

Section 13.04.   Return of Unclaimed Monies............................................................72
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                                   Article 14

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS
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
Section 14.01.   Indenture and Notes Solely Corporate Obligations......................................72

                                   Article 15

                            MISCELLANEOUS PROVISIONS

Section 15.01.   Provisions Binding on Company's Successors............................................73

Section 15.02.   Official Acts by Successor Corporation................................................73

Section 15.03.   Addresses for Notices, Etc............................................................73

Section 15.04.   Governing Law.........................................................................73

Section 15.05.   Evidence of Compliance with Conditions Precedent, Certificates to Trustee.............73

Section 15.06.   Legal Holidays........................................................................74

Section 15.07.   Trust Indenture Act...................................................................74

Section 15.08.   No Security Interest Created..........................................................74

Section 15.09.   Benefits of Indenture.................................................................74

Section 15.10.   Table of Contents, Headings, Etc......................................................74

Section 15.11.   Authenticating Agent..................................................................75

Section 15.12.   Execution in Counterparts.............................................................75

Section 15.13.   Severability..........................................................................75

Exhibit A - Form of Notes
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                                       v

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     INDENTURE dated as of August 11, 2003 between Dynegy Inc., a corporation duly organized and existing under the laws of the State of Illinois (hereinafter called the "Company"), having its principal office at 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, trustee hereunder (hereinafter called the "Trustee").

                                   WITNESSETH:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Junior Unsecured Subordinated Notes due 2016 (hereinafter called the "Notes"), in an aggregate principal amount not to exceed $225,000,000 plus any Additional Amounts as may be paid as Interest pursuant to the terms hereof, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment and a form of option to elect repurchase are to be substantially in the forms hereinafter provided for; and

     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

     "Additional Amounts" means an amount equal to any portion of Interest added to the then-outstanding principal amount of the Notes pursuant to Section 2.03 or as Liquidated Damages, in each case including amounts added through the issuance of PIK Notes, in lieu of cash payments of interest.

     "Affiliate" means with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, whether or not through one or more intermediaries. For the purposes of this definition, "control", when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, co-registrar or Paying Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) shall be governed by the provisions of Sections 3.05 or 12.01, as applicable, and not by the provisions of Section 3.02; and (ii) the issuance or sale of Equity Interests by any of the Company's Subsidiaries or the sale by the Company or any of its Subsidiaries of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (a) any single transaction that involves assets with an aggregate fair market value of less than $5.0 million; (b) one or more transactions during any 12-month period with an aggregate fair market value of less than $10.0 million, determined without regard to whether such transactions are related, but including all transactions that are deemed not to be Asset Sales pursuant to clause (a) above; (c) a transfer of assets or Equity Interests between or among the Company and its wholly-owned Subsidiaries; (d) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary of the Company; (e) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business or the sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business; (f) the sale or other disposition of cash or Cash Equivalents; and (g) a Restricted Payment that is permitted by Section 5.09 hereof.

     "Authentication Order" has the meaning set forth in Section 2.01.

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     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Blockage Amount" has the meaning specified in Section 2.04.

     "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     "Broker-Dealer" has the meaning set forth in the Exchange and Registration Rights Agreement.

     "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed or on which the Corporate Trust Office of the Trustee is closed for business.

     "Cash Equivalents" means (i) United States dollars, (ii) (a) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States are pledged in support of those securities) having maturities of not more than one year from the date of acquisition, and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the trustee or any Paying Agent) subject to federal or state supervision or examination with a combined capital and surplus of at least $50.0 million; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch (or such successor thereto) Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from either Moody's or S&P and, in each case, maturing within nine months after the date of acquisition and
(vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition. Solely for purposes of calculating "Cash Equivalents" received in Asset Sales in the definition of "Net Cash Proceeds", "Cash Equivalents" shall also include (i) the full principal amount of any consideration received by the Company or any of its Subsidiaries that constitutes Indebtedness of the Company or any of its Subsidiaries, unless such Indebtedness was incurred or assumed in connection with such Asset Sale or was otherwise received in connection with such Asset Sale in good faith for a bona fide reason and not to avoid a prepayment obligation or an increase in interest rate otherwise required under this Indenture and (ii) in the case of an IP Sale, the fair market value (as determined in good faith by the Board of Directors of the Company) of any assets subject to the Tilton Lease received by the Company or any of its Subsidiaries other than Illinova Corporation and its Subsidiaries in connection with such IP Sale to the extent proceeds of such IP Sale are applied to repay or discharge the Tilton Lease (or to exercise a purchase option thereunder).

     "Change of Control" means, any event or series of events by which:

          (a) any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) ChevronTexaco Corporation and/or any of its Affiliates) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more (excluding securities acquired by such "person" or "group" directly or indirectly in one or more related transactions from ChevronTexaco Corporation and/or any of its Affiliates) or 50% or more (including securities acquired by such "person" or "group" directly or indirectly in one or more related transactions from ChevronTexaco Corporation and/or any of its Affiliates) of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

          (b) Continuing Directors cease for any reason to constitute a majority of the Board of Directors; or

          (c) all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as whole, are sold, leased or otherwise transferred to any Person (other than the Company or one or more of the Company's Subsidiaries.

     "Change of Control Notice" has the meaning specified in Section 3.05(b).

     "Clearstream" means Clearstream Banking, SA.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     "Company" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article 12, shall include its successors and assigns.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who: (a) was a member of the Board of Directors on the Issue Date, or (b) was appointed, elected or nominated for election to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the relevant appointment, nomination or election.

     "Corporate Trust Office" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets.

     "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary thereafter.

     "Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

     "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 2.03.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Indebtedness" means (i) the 2003 Credit Agreement and
(ii) any other Senior and Senior Subordinated Indebtedness of the Company which, at the date of incurrence or thereafter, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and which, if such Indebtedness is incurred following the Issue Date, such Indebtedness is specifically designated by the Company, at the time of incurrence or thereafter, in the instrument evidencing or governing such Senior and Senior Subordinated Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

     "DHI" means (i) Dynegy Holdings, Inc., a Delaware corporation (the "Delaware Corporation") or, (ii) in the event that (A) the Delaware Corporation shall have been relieved of all obligations and covenants under the indenture dated as of September 26, 1996, as amended and restated on and as of March 23, 1998 and on and as of March 14, 2001, and (B) a successor Person shall have been substituted under such indenture, the successor Person under such indenture from time to time if such Person is then a Subsidiary of the Company; provided, however, in the event that such indenture shall, for any reason, cease to be in effect as it was in effect on the Issue Date as it relates to successor obligors thereunder, the successor Person shall be determined for purposes of this definition as though such indenture had remained in effect and the provisions concerning successor obligors thereunder remained in effect as in effect on the Issue Date.

     "Disqualified Capital Stock" of any Person means any class or series of capital stock of such Person that is required to be redeemed or is redeemable at the option of the holder of such class or series at any time on or prior to May 2, 2016.

     "Equity Interests" means, with respect to any Person, without duplication, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interest therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Default" means any event specified in Section 7.01 as an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statue, and the rules and regulations thereunder, all as the same shall be in effect at the time. Reference to a particular section of, or rule or regulation under, the Exchange Act shall include a reference to the comparable section, rule or regulation, if any, and as the case may be, of or under the successor Federal statute.

     "Exchange and Registration Rights Agreements" means the Exchange and Registration Rights Agreement (Notes) and the Exchange and Registration Rights Agreement (Preferred Stock), each dated as of August 11, 2003, between the Company and the Initial Holder, as amended from time to time in accordance with their respective terms.

     "Exchange Notes" means the Notes issued in the Exchange Offer as described in Section 2.06(c) hereof.

     "Exchange Offer" has the meaning set forth in the Exchange and Registration Rights Agreement (Notes).

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Global Note" has the meaning specified in Section 2.02.

     "Global Note Legend" means the legend set forth in Section 2.06(d)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America are pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Security which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Security which is so specified and held.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Illinois Power" means (i) Illinois Power Company, an Illinois corporation (the "Illinois Corporation") or, (ii) in the event that a successor Person shall have succeeded to the Illinois Corporation as obligor under and in respect of the General Mortgage and Deed of Trust dated as of November 1, 1992 under which the Illinois Corporation was the original obligor, the successor Person under such General Mortgage and Deed of Trust from time to time if such successor Person is then a Subsidiary of the Company; provided, however, in the event that such General Mortgage and Deed of Trust shall, for any reason, cease to be in effect as it was in effect on the date hereof as it relates to successor obligors thereunder, the successor Person shall be determined for purposes of this definition as though such General Mortgage and Deed of Trust had remained in effect and the provisions concerning successor obligors thereunder remained in effect as in effect on the date hereof.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit, bank guarantees, or bankers acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement except Trade Payables, (v) all obligations of such Person as lessee under leases required or permitted to be treated as capital leases under GAAP, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the lesser of the fair market value of such asset or the amount of such Indebtedness; (vii) all Indebtedness of others Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements.

     "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Holder" means Chevron U.S.A. Inc.

     "Intercompany Note" means that certain promissory note dated September 30, 2000 between the Company and Illinova Corporation, an Illinois corporation, as such note may be amended, supplemented or otherwise modified from time to time.

     "Intercompany Obligations" means (i) the Intercompany Note, (ii) any claims in respect of guarantees issued by any Subsidiary of the Company of any Senior and Senior Subordinated Indebtedness of the Company and (iii) any other obligations of the Company to any of its Subsidiaries whether now existing or hereafter incurred, so long as, and to the extent only that, such obligations described in this clause (iii) have been or are created in bona fide transactions and for exchange of reasonably equivalent value (it being understood that, without limiting the generality of the foregoing, obligations created in exchange for advances of cash or Cash Equivalents to the Company will qualify as bona fide transactions and exchanges for reasonably equivalent value). For purposes of the definition of Senior and Senior Subordinated Indebtedness, the amount of any Intercompany Obligations (other than in respect of the Intercompany Note) owed by the Company to any of its Subsidiaries as of any date shall be calculated net of any amounts owed by such Subsidiary to the Company.

     "Interest" means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Liquidated Damages, if any, payable under the terms of the Exchange and Registration Rights Agreements.

     "Interest Payment Date" means February 1 or August 1.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary thereafter.

     "IP Sale" means a sale of all or substantially all of the Equity Interests in Illinois Power or all or substantially all of the assets of Illinois Power.

     "Issue Date" means August 11, 2003, the date of original issuance of the $225 million aggregate principal amount of Notes initially issued under this Indenture (determined without regard to any PIK Notes thereafter issued).

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For purposes of this Indenture, the Company shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property.

     "Liquidated Damages" has the meaning specified for "Liquidated Damages Amount" in Section 3(e) of the Exchange and Registration Rights Agreements.

     "Liquidated Damages Notice" has the meaning specified in Section 5.08.

     "Mandatory Redemption Termination Notice" has the meaning specified in
Section 3.02(c) hereof.

     "Maturity Date" means February 1, 2016.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means with respect to any equity or debt issuance or Asset Sale, as applicable, the excess, if any, of (a) the sum of cash and Cash Equivalents received by the Company or one of its Subsidiaries in connection with such issuance or sale (including any cash or Cash Equivalents received pursuant to any note or deferred payment obligation, upon the sale or other disposition of any non-cash consideration received in any Asset Sale or released from any reserve described in clause (iii) below, but only when received) less
(b) the sum of (i) all direct costs (including legal, accounting and banking fees), commissions, premiums (including, if applicable, underwriting discounts and premiums) and expenses incurred by the Company or any of its Subsidiaries in connection with such issuance or sale, (ii) federal, state, foreign or local taxes reasonably estimated (on a consolidated basis) to be actually payable within the current or immediately succeeding tax year as a result of a gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax sharing arrangements),

(iii) an amount deemed appropriate in good faith by the Board of Directors to be taken as a reasonable reserve for any purchase price adjustment or any indemnification obligation to the purchaser undertaken by the Company or any of its Subsidiaries in connection with any Asset Sale, other than the case of proceeds covered by clause (v) below, (iv) any portion of such proceeds required to be applied to any other Indebtedness pursuant to a requirement of any instrument evidencing such Indebtedness and (v) in the case of proceeds from a sale of Equity Interests in or assets of Illinois Power any such proceeds applied to the payment of any debt directly associated with the assets or operations of Illinois Power; provided, that with respect to any Subsidiary of the Company that is not wholly owned, the Net Cash Proceeds shall only include that portion of the proceeds to the extent received by the Company or one of its wholly owned Subsidiaries as a distribution, dividend or advance without violating any legal or contractual restriction (unless such contractual restriction was entered into after the Issue Date with the purpose of circumventing any obligation under this Indenture) of such non wholly owned Subsidiary.

     "Note" or "Notes" means any Note or Notes (as defined in the first "Whereas" clause hereof and shall include any PIK Notes), as the case may be, authenticated and delivered under this Indenture, including any Global Note.

     "Noteholder" or "Holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Note is registered on the Registrar's books.

     "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of the Company.

     "Officers' Certificate", when used with respect to the Company, means a certificate signed by two individuals, one of whom is the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") of the Company, and the other of whom is the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream).

     "Paying Agent" means the office or agency designated by the Company in accordance with Section 2.05 where the Notes may be presented or surrendered for payment.

     "Payment Blockage Date" has the meaning set forth in Section 2.04.

     "Permitted Junior Securities" has the meaning specified in Section 4.02.

     "Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

     "PIK Notes" has the meaning specified in Section 2.03.

     "Portal Market" means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

     "premium" means any premium payable under the terms of the Notes.

     "Private Placement Legend" means the legend set forth in Section 2.06(d)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "Qualified Institutional Buyer" as defined in Rule 144A.

     "Qualified Capital Stock" of any Person means all shares of capital stock of such Person that are not Disqualified Capital Stock.

     "Record Date" has the meaning specified in Section 2.03.

     "Redemption Date" has the meaning specified in Section 3.03.

     "Redemption Notice" has the meaning specified in Section 3.03.

     "Redemption Restriction" means, in respect of a redemption or repurchase otherwise required pursuant to the terms of Section 3.02 or Section 3.05, a restriction on such redemption or repurchase contained in any instrument evidencing any Indebtedness of the Company or any of its Subsidiaries or under applicable law, other than Indebtedness owed by the Company to any of its Subsidiaries. For purposes of Section 2.04, a requirement in the terms of any such instrument to apply any portion of the proceeds of an Asset Sale or debt or equity issuance to any other Indebtedness of the Company or any of its Subsidiaries to the extent reducing Net Cash Proceeds from such sale or issuance pursuant to clause (iv) of the definition of Net Cash Proceeds shall be deemed to be a restriction on payment of such amount as a redemption or repurchase under Section 3.02 or Section 3.05 under the terms of an instrument evidencing Indebtedness of the Company or any of its Subsidiaries. If Net Cash Proceeds in connection with any Asset Sale include any Cash Equivalents included therein by virtue of the last sentence of the definition of Cash Equivalents ("Non-Cash Proceeds") then to the extent the Net Cash Proceeds of such Asset Sale other than Non-Cash Proceeds are less than the Take-Out Proceeds from such

Asset Sale, the amount of such deficiency shall be treated as a payment subject to a Redemption Restriction for purposes of Section 2.04 unless the amount of such deficiency is applied by the Company to prepay the Notes.

     "Register" has the meaning specified in Section 2.05(a).

     "Registrar" has the meaning specified in Section 2.05(a).

     "Representative" means (a) any indenture trustee or other trustee, agent or representative for holders of any Senior and Senior Subordinated Indebtedness or
(b) with respect to any Senior and Senior Subordinated Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior and Senior Subordinated Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior and Senior Subordinated Indebtedness, any holder or owner of such Senior and Senior Subordinated Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior and Senior Subordinated Indebtedness pursuant to such agreement and (ii) in the case of all other such Senior and Senior Subordinated Indebtedness, the holder or owner of a majority in outstanding principal amount of such Senior and Senior Subordinated Indebtedness.

     "Repurchase Date" has the meaning specified in Section 3.05(a).

     "Repurchase Election" has the meaning specified in Section 3.05(c).

     "Repurchase Expiration Time" has the meaning specified in Section 3.05(b).

     "Repurchase Price" has the meaning specified in Section 3.05(a).

     "Resale Restriction Termination Date" has the meaning specified in Section 2.06(b)(1)(B)(ii).

     "Responsible Officer" shall mean any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any trust officer or any other officer of the Trustee who has direct responsibility for the administration of this Indenture, and, for the purposes of clause (b) of Section 8.01 and the proviso of Section 7.08 (and only the proviso), shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Notes" means a Note bearing the Private Placement Legend.

     "Restricted Payment" has the meaning specified in Section 5.09.

     "Rule 144" means Rule 144 as promulgated under the Securities Act.

     "Rule 144A" means Rule 144A as promulgated under the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. and its successors.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statue, and the rules and regulations thereunder, all as the same shall be in effect at the time. Reference to a particular section of, or rule or regulation under, the Securities Act shall include a reference to the comparable section, rule or regulation, if any, and as the case may be, of or under the successor Federal statute.

     "Senior and Senior Subordinated Indebtedness" means the principal of (and premium, if any) and interest on, and all other amounts owing in respect of (including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities thereunder) all Indebtedness of the Company whether created, incurred or assumed before, on or after the date of this instrument, including Intercompany Obligations and all Trade Payables but only to the extent such Trade Payables were incurred prior to the Issue Date; provided that Senior and Senior Subordinated Indebtedness shall not include (i) Indebtedness of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse to the Company, (ii) the Notes and any other Indebtedness of the Company which by the terms of the instrument creating or evidencing the same is expressly made pari passu in rank and payment with or subordinated to the Notes and (iii) capital stock of the Company.

     "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company issued on the Issue Date.

     "Subject Percentage" has the meaning specified in Section 2.04.

     "Subordinated Debt" means any Indebtedness of the Company or any Subsidiary thereof that is subordinated in right of payment to other Indebtedness of the Company or such Subsidiary.

     "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total outstanding voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and
(b), at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Take-Out Proceeds" means:

          (a) 100% of Net Cash Proceeds from issuances by the Company or DHI of Qualified Capital Stock (other than Equity Interests set forth in clause (b) below or issuances of

Equity Interests to the Company or any of its Subsidiaries) in excess of the first $250,000,000 of such Qualified Capital Stock from one or more sales of such Qualified Capital Stock issued and sold after the Issue Date (other than proceeds upon the conversion of the Company's Series C Preferred Stock, the Company's Convertible Subordinated Debentures due 2023 or sales of Common Stock the proceeds of which are used to make a payment in connection with the conversion or redemption of the Company's Series C Preferred Stock);

          (b) 50% of the Net Cash Proceeds from issuances by the Company or any one or more of its Subsidiaries, considered as one issuer, of Subordinated Debt securities, convertible debt securities, mandatorily redeemable preferred stock and convertible equity (in each case, excluding refinancings of any such securities issued as part of the 2003 Transactions or after the Issue Date and excluding any such securities issued to the Company or any wholly owned Subsidiary of the Company) following the Issue Date;

          (c) 25% of the Net Cash Proceeds from Asset Sales by the Company or any one or more of its Subsidiaries, considered as one seller (other than proceeds derived, directly or indirectly, from Asset Sales constituting sales of Equity Interests or assets of Illinois Power) up to an aggregate amount of $200,000,000 from and after the Issue Date; and

          (d) 75% of the Net Cash Proceeds from an IP Sale.

For the avoidance of doubt, none of the proceeds of the 2003 Transactions shall constitute "Take-Out Proceeds."

     "Tilton Lease" means the Amended and Restated Participation Agreement dated as of October 30, 2002 among Illinois Power as lessee, ABN AMRO Bank N.V. and the Participants thereto and the Amended and Restated Lease dated as of October 30, 2002, between Illinois Power, as lessee and ABN AMRO Bank N.V. as Agent Lessor, as such agreements may be amended, supplemented or otherwise modified from time to time.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transition Date" has the meaning set forth in Section 3.02(c).

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in
Section 11.03 and Section 15.07; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "2003 Credit Agreement" means the Credit Agreement dated as of April 1, 2003, by DHI and the lenders named therein, with the Company as guarantor thereunder, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof.

     "2003 Transactions" means the issuance of securities, transfer of assets or other transactions to occur on or about the Issue Date and shall include, in the case of securities issuances, any issuances occurring after the Issue Date through the exercise of underwriters "green shoe" or over-allotment rights.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     (a) "indenture securities" means the Notes;

     (b) "indenture security Holder" means a Holder of a Note;

     (c) "indenture to be qualified" means this Indenture;

     (d) "indenture trustee" or "institutional trustee" means the Trustee; and

     (e) "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them therein or thereunder, as the case may be.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) provisions apply to successive events and transactions; and

          (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

     Section 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company (unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous), stating that the information with respect to such factual matters is in the possession of the Company.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.05. Notices, Etc., to Trustee, Company. Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing by the Company.

     Section 1.06. Notice to Holders, Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee in its sole discretion shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                                    ARTICLE 2

                         ISSUE, DESCRIPTION, EXECUTION,
                       REGISTRATION AND EXCHANGE OF NOTES

     Section 2.01. Execution and Authentication. The Notes shall be designated as "Junior Unsecured Subordinated Notes due 2016". The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of two Officers of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid and shall not be entitled to the benefits of this Indenture or be valid or obligatory for any purpose unless such Note bears a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent). Such certificate by the Trustee (or such authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     The Trustee or an authenticating agent shall authenticate (i) Notes for original issue on the date hereof in an aggregate principal amount not to exceed $225,000,000 (except pursuant to Section 2.07 hereof) and (ii) such Additional Amounts as may be paid as interest pursuant to Sections 2.03 and 2.04 hereof or as Liquidated Damages, in each case, upon the written order (the "Authentication Order") of the Company in the form of an Officers' Certificate to the extent required under Section 2.03. Any Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication.

     Notwithstanding the foregoing, all Notes issued under this Indenture, including any PIK Notes, shall vote and consent together on all matters as to which any of such Notes may vote or consent) as one class and no Notes will have the right to vote or consent as a separate class or series on any matter.

     The Trustee may appoint an authenticating agent as permitted by Section 15.11.

     The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof, except as required in respect of Additional Amounts.

     Section 2.02. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

     So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by
Section 2.06(a) or Section 2.13, all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a "Global Note"). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures of the Depositary. Except as provided in Section 2.06(a), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

     Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and Interest and premium, if any, on any Global Note shall be made to the Paying Agent or at the Company's option to the holder of such Note.

     Section 2.03. Date and Denomination of Notes; Payments of Interest. Interest on the Notes will accrue from the most recent date on which Interest has been paid, or if no Interest has been paid from the issuance date thereof, to but excluding, the next succeeding Interest Payment Date; provided that if there is no existing Default in the payment of interest, and if a Note is authenticated between a record date referred to on the face thereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company will pay Interest semi-annually in arrears on each Interest Payment Date commencing February 1, 2004 at the rate then applicable as specified in paragraph 1 of the form of Notes attached as Exhibit A hereto and as provided in Section 2.04; provided that such interest shall accrue and an amount equal to such accrued and unpaid interest shall be added to the principal amount of the Notes as Additional Amounts on each Interest Payment Date as specified in the next sentence (such Additional Amounts to constitute principal for all purposes of this Indenture and the Notes) unless
(i) the Company at its sole option elects to pay all or a portion of such Interest in cash or (ii) an Event of Default has occurred and payment of the Notes has been accelerated pursuant to Section 7.02 of this Indenture, in which case, accrued and unpaid interest to the date of such Event of Default shall be due and payable in cash at such time; and provided further that any Interest paid on the Notes shall be paid net of any applicable withholding required by law. On any Interest Payment Date on which the Company shall pay Interest (including interest paid pursuant to Section 2.04) in the form of Additional Amounts, upon the request of the Trustee, the Company shall deliver an Authentication Order instructing the Trustee to evidence such Additional Amount by either (x) an endorsement on a Note in global form by the Trustee to reflect the amount of the increase in principal amount equal to such Additional Amount or (y) with respect to a Note in definitive form, at the request of any Holder, the issuance by the Company and authentication by the Trustee to such Holder of a note in a principal amount equal to such Holder's pro rata portion of the Additional Amount to be paid on such Interest Payment Date (a "PIK Note"); provided further that if the Additional Amount of any PIK Note to be issued pursuant to this Section 2.03 is not a whole number, such amounts shall be rounded to the nearest multiple of $1,000, with amounts of $500 or greater being increased to the next higher multiple of $1,000 and all other amounts being decreased to the next lower multiple of $1,000. Interest added to principal of the Notes on any Interest Payment Date in accordance with this Section 2.03 shall be deemed paid for purposes of the Indenture and the Notes by adding such amount to the principal amount of the Notes.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Subject to the next succeeding paragraph and Article 5, the Person in whose name any Note (or its Predecessor Note) is registered on the Register at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive any Interest to be paid on such Interest Payment Date. Interest required to be paid in cash pursuant to the terms hereof shall be payable at the office of the Paying Agent maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee or at the Company's option to the Holder. The Company shall pay Interest required to be paid in cash pursuant to the terms hereof to the Paying Agent or at the Company's option (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "Record Date" with respect to any Interest Payment Date shall mean the January 15, or July 15 preceding the applicable February 1 or August 1 Interest Payment Date, respectively.

     Any Interest on any Note which is payable, but is not punctually paid or duly provided for in the form of Additional Amounts, on the applicable Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant Record Date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money or duly provide for Additional Amounts, as applicable, equal to the aggregate amount required to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit or provision on or prior to the date of the proposed payment, such money or Additional Amounts, as applicable, when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Register, not less than ten (10) days prior to such special Record Date. Notice of the proposed payment of such Defaulted Interest and the special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.04. Interest on Blockage Amounts. (a) Notwithstanding any provision of this Indenture or any Note to the contrary any failure to make any redemption or repurchase pursuant to either Section 3.02 or Section 3.05 as a result of a Redemption Restriction shall not constitute a Default or Event of Default hereunder.

     (b) In such event interest shall be calculated and shall accrue on the Notes as follows (i) the principal amount of Notes affected by the Redemption Restriction (the "Blockage Amount") and the earliest date (the "Payment Blockage Date") on which the Blockage Amount would have been required to be redeemed (pursuant to Section 3.02) or repurchased (pursuant to Section 3.05) shall be determined and (ii) a percentage (the "Subject Percentage") equal to the Blockage Amount divided by the aggregate unpaid principal amount of the Notes then outstanding shall be determined. For purposes of the immediately preceding sentence, all Holders shall be deemed to have elected to have their Notes to be repurchased pursuant to Section 3.05 (and, accordingly, if the Blockage Amount is being determined in respect of Section 3.05, the Blockage Amount shall be the aggregate unpaid principal amount of the Notes then outstanding and the Subject Percentage shall be 100%). Interest shall accrue on the Subject Percentage at a rate per annum of 13.75% and on all outstanding Notes other than the Subject Percentage at the rate of interest then otherwise applicable to the Notes, in each case from and after the Payment Blockage Date to, but excluding, the date that the Blockage Amount is paid pursuant to Section 3.02 or Section 3.05 hereof, payable pro rata to all Holders of outstanding Notes; provided that from and after the date that the Blockage Amount is paid pursuant to Section 3.02 or
Section 3.05 hereof, interest on all outstanding Notes shall accrue and be payable at the rate set forth in paragraph 1 of the Notes attached hereto as Exhibit A. Interest calculated pursuant to this Section 2.04 shall continue to be payable in accordance with Section 2.03 hereof.

     (c) For the avoidance of doubt, the principal amount of Notes affected by the Redemption Restriction shall be determined as if, solely for this purpose, Take-Out Proceeds in the case of an Asset Sale were calculated without reduction for amounts specified in clause (iv) of the definition of Net Cash Proceeds as applied to such Asset Sale.

     Section 2.05. Registrar and Paying Agent. The Company will maintain an office or agency where the Notes may be presented or surrendered for registration of transfer or exchange (the "Registrar") or for presentation for payment (the "Paying Agent") or for redemption or repurchase and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes (the "Register") in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office. The Company hereby initially designates the Trustee as Paying Agent and Registrar, and each of the Corporate Trust Office and the office or agency of the Trustee shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

     So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

     Section 2.06. Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if:

               (i) the Company delivers to the Trustee, a notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

               (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

     Upon the occurrence of either of the preceding events in (i) or (ii) above, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order from the Company in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Noted, an equal aggregate principal amount of Definitive Notes of authorized denominations. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06(a) or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be (except where exchanged for a definitive Note as described above), a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a) or
(c), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

          (b) Registration of Transfers and Exchanges.

          (i) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or co-Registrar with a request:

               (1) to register the transfer of the Definitive Notes in authorized denominations; or

               (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

     the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.06 for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

               (A) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (B) in the case of Definitive Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Definitive Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

               (x) if such Definitive Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect; or

               (y) if such Definitive Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect.

          (ii) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

               (1) in the case of Definitive Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification that such Definitive Note is being transferred to a Qualified Institutional Buyer; and

               (2) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Definitive Note and cause, or direct the Depositary to cause, in accordance with the Applicable Procedures, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in the form of an Officers' Certificate in accordance with Section 2.01, authenticate such a Global Note in the appropriate principal amount.

          (iii) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a Global Note to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an Authentication Order in the form of an Officers' Certificate in accordance with Section 2.01, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.01, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (iv) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. (A) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

               (1) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect; or

               (2) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect;

     then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an Authentication Order in the form of an Officers' Certificate in accordance with Section 2.01, the Trustee will authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(b)(iv) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

          (v) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges that, prior to the Resale Restriction Termination Date, it will only transfer such note to a Qualified Institutional Buyer.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or Participants in, the Depositary or beneficial owners of interest in any Global
Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Exchange and Registration Rights Agreement (Notes), the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.01 hereof, the Trustee will authenticate:

               (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letter of

     Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

               (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount in authorized denominations.

          (d) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

               (1) Except as permitted by subparagraph (2) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

               (2) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraph (b) of this Section 2.06 following the Resale Restriction Termination Date (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OR (c) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (iii) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

     "THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF EACH
     NOTE IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS
                                                                      ----------
                  , THE YIELD TO MATURITY IS    % COMPOUNDED SEMI-ANNUALLY, AND
     -------------                           ---
     THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $       PER $1,000 OF PRINCIPAL
                                               ------
     AMOUNT. IN THE EVENT THAT THE NOTE REMAINS OUTSTANDING AFTER AUGUST 10, 2005, FOR THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE ISSUE PRICE AND THE YIELD TO MATURITY FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS: 1000 LOUISIANA STREET, HOUSTON, TEXAS 77002, ATTENTION: LAYNE J. ALBERT."

          (e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (f) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
     Section 2.01 or at the Registrar's request.

               (ii) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.03,
     3.05 and 11.04 hereof).

               (iii) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company will not be required:

               (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.03 or 3.05 hereof and ending at the close of business on the day of selection;

               (2) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (3) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and interest and any premium or Liquidated Damages, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

     Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated
Note is surrendered to the Trustee or if the holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee to protect the Company, the Trustee or any Agent and any authenticating agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Change of Control (and not withdrawn) shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of such Note (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable or any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section
2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or repurchase of negotiable instruments or other securities without their surrender.

     Section 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding if the Company or an Affiliate of the Company owns the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of
Section 3.01 hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

     If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption or repurchase date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

     Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, or any of its Affiliates (other than the Initial Holder or any of its Affiliates), will be considered as though not outstanding; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.09 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company (other than the Initial Holder or any of its Affiliates) or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

     Section 2.10. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver temporary Notes (printed, lithographed or otherwise produced). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent and registered by the Registrar upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section
2.05 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor to the Holder. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

     Section 2.11. Cancellation of Notes. All Notes presented or surrendered for the purpose of payment, redemption, repurchase, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent or any Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     Section 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and the Trustee may use such "CUSIP" numbers in notices of redemption, repurchase or exchange of the Global Note as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

     Section 2.13. Certain Provisions Applicable to the Initial Holder and Its Affiliates. Anything in this Indenture to the contrary notwithstanding, (i) the Notes to be issued on the Issue Date shall be issued in the name of the Initial Holder as the registered holder thereof, and any PIK Notes to be issued thereafter in respect of Notes held by the Initial Holder shall be issued in the name of the Initial Holder as the registered holder thereof, and the provisions of this Indenture relating to Global Notes (and the correlative provisions of Exhibit A) shall not be applicable to the Initial Holder and (ii) upon written request to the Company by the Initial Holder or any of its Affiliates, the Company shall effect the reissuance of the Notes then outstanding as

Global Notes pursuant to the provisions of the Indenture. Notwithstanding anything in this Indenture or the Notes to the contrary, for so long as the Notes constitute Restricted Notes, such Notes may not be transferred to any Person other than a QIB.

                                   ARTICLE 3

                       REDEMPTION AND REPURCHASE OF NOTES

     Section 3.01. Optional Redemption. At any time and from time to time until the Transition Date shall have occurred, the Company, at its option, may redeem the Notes, in whole or in part, upon the notice provided in Section 3.03 in accordance with the provisions of Sections 3.03 and 3.04, on the Redemption Date for cash at a redemption price equal to 100% of the principal amount (including Additional Amounts) of the Notes to be redeemed together in each case with accrued and unpaid Interest on the Notes to be redeemed to (but excluding) the Redemption Date, but without premium, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date. If the Transition Date has occurred the Company may not redeem the Notes pursuant to this Section 3.01 from the Transition Date through August 10, 2010. If the Transition Date has occurred, then from and after August 11, 2010, the Company at any time and from time to time may redeem the Notes, in whole or in part, upon the notice provided in Section 3.03 in accordance with the provisions of Sections 3.03 and 3.04, on the Redemption Date for cash at the redemption prices (expressed as percentages of principal amount of the Notes, which shall include Additional Amounts) set forth below plus accrued and unpaid Interest on the Notes to be redeemed, to (but excluding) the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 11 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

     Year                                                     Percentage
     ----                                                     ----------
     2010..................................................... 106.875%
     2011..................................................... 104.579%
     2012..................................................... 102.292%
     2013 and thereafter...................................... 100.000%

Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Section 3.03 and 3.04 hereof. The Notes are not redeemable at the Company's option notwithstanding anything in this Indenture or the Notes to the contrary, except pursuant to this Section 3.01; provided that the Company may pay any Additional Amounts at any time at par (including through a redemption pursuant to this Section 3.01) whether or not a Mandatory Redemption Termination Notice has become effective pursuant to Section 3.02(c).

     Section 3.02. Mandatory Redemption with Take-Out Proceeds. (a) Until the Mandatory Redemption Termination Notice pursuant to Section 3.02(c) becomes effective, upon receipt of Take-Out Proceeds after August 11, 2003 to, but excluding, the Transition Date, the Company shall deposit or cause to be deposited the amount of such Take-Out Proceeds with the Trustee or one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.03) for redemption in accordance with Section 3.02(b). On (i) any date when the amount of Take-Out Proceeds then held in the segregated account equals or exceeds $5.0 million and (ii) on the day preceding the Transition Date (if any funds are then held in the segregated account), the Company shall apply the entire amount of Take-Out Proceeds as required by
Section 3.02(b) to redeem the maximum principal amount of Notes that may be purchased with Take-Out Proceeds at a redemption price in cash equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid Interest to the Redemption Date but without any premium, in accordance with the procedures set forth in Sections 3.03 and 3.04, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m. New York City time, on such date; and provided further that the Company shall not be required to make such deposit or redeem Notes pursuant to this Section 3.02 if, and only for so long as and to the extent restricted by, a Redemption Restriction or after the day preceding the Transition Date.

     In the event of a Redemption Restriction, the Company shall deliver an Officers' Certificate to the Trustee notifying the Trustee that a Redemption Restriction has occurred, specifying the Blockage Amount and notifying the Trustee that interest on the Blockage Amount will be paid in accordance with
Section 2.04. Prior to commencing any redemption pursuant to this Section 3.02, the Company shall deliver to the Trustee an Officers' Certificate setting forth in reasonable detail the Company's calculation of the Take-Out Proceeds that are subject of the redemption pursuant to this Section 3.02.

          (b) On the Redemption Date, the Trustee or any Paying Agent shall use such Take-Out Proceeds deposited with it pursuant to Section 3.02(a) to redeem Notes at the redemption price set forth in the notice delivered pursuant to
Section 3.03. Each such redemption shall be applied ratably to the Notes. Amounts deposited with the Trustee or any Paying Agent under this Section 3.02 may not be withdrawn except to effect the redemption as provided herein except to the extent the amount on deposit exceeds the aggregate principal amount of the outstanding Notes whereupon such excess amount shall be released to the Company to be used in any manner not inconsistent with this indenture.

          (c) At any time on or after May 13, 2005, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may elect to terminate the Company's obligations under Sections 3.02(a) and 3.02(b) (the "Mandatory Redemption Termination Notice") effective as of the date (which date shall not be fewer than ninety (90) days nor more than one hundred fifty (150) days from the date of delivery of such notice to the Company) specified in such notice as the "Transition Date"; provided, however, that (i) the right created by this Section 3.02(c) shall terminate and cease to be of any further force or effect in the event that the Initial Holder and its Affiliates shall cease to hold at least a majority in aggregate principal amount of the Notes then outstanding; and (ii) a Mandatory Redemption Termination Notice may be revoked at any time prior to the day immediately preceding the specified Transition Date by further written notice to the Company (with a copy to the Trustee) from the Holders that delivered the Mandatory Redemption Termination Notice. A revoked Mandatory Redemption Termination Notice shall have no force or effect and, upon revocation, the right afforded by this Section 3.02(c) to deliver a Mandatory Redemption Termination Notice shall be reinstated on the 91st day following such revocation (subject, nevertheless, to clause (i) of the foregoing proviso). A Mandatory Redemption Termination Notice may specify a range of days for the Transition Date (not to exceed 30 consecutive days) with the first date in such range not earlier than 90 days from the date the Mandatory Redemption Termination Notice is issued and the last date not later than 150 days from the date of issuance of such notice, provided that at least five Business Days prior notice of the actual Transition Date must be provided to the Company and if no such notice is given the Transition Date will occur on the last date of the range specified in the Mandatory Redemption Termination Notice unless such Mandatory Redemption Termination Notice has been revoked in accordance with the immediately preceding sentence.

     Section 3.03. Notice of Redemption; Selection of Notes. (a) Notice of redemption pursuant to Section 3.01 or Section 3.02 shall be given by the Company to the Trustee in the manner provided in Section 1.05. In such notice, the Company shall fix a date (which shall be a Business Day) for redemption (the "Redemption Date") and deliver an Officers' Certificate setting forth:

     (i) the paragraph of the Notes or the Section of the Indenture pursuant to which the redemption shall occur;

     (ii) the Redemption Date;

     (iii) the principal amount of Notes to be redeemed; and

     (iv) the applicable redemption price.

     If less than all the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange on which the Notes are listed, if any, or on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, not less than 20 days nor more than 40 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption. The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be redeemed. Such notice from the Company shall be received by the Trustee not fewer than thirty (30) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, and the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed an irrevocable notice of such redemption (a "Redemption Notice") not fewer than twenty (20) nor more than forty (40) days prior to the Redemption Date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Register. Such notice shall be given in the manner provided in Section 1.06. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

     (b) Each such Redemption Notice shall specify:

          (i) the aggregate principal amount of Notes to be redeemed;

          (ii) the CUSIP number or numbers, if any, of the Notes being redeemed;

          (iii) the Redemption Date (which shall be a Business Day);

          (iv) the applicable redemption price at which Notes are to be redeemed;

          (v) the place or places of payment;

          (vi) that payment will be made upon presentation and surrender of such Notes;

          (vii) that Interest accrued to the date fixed for redemption on such Notes will be paid as specified in said notice;

          (viii) the paragraph of the Notes or the Section of the Indenture pursuant to which the redemption shall occur; and

          (ix) that on and after said date (unless the Company shall default in the payment of such Notes at the applicable redemption price) Interest thereon or on the portion thereof to be redeemed will cease to accrue.

     If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any
Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

     (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.03, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.03) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the applicable redemption price; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.03 in excess of amounts required hereunder to pay the applicable redemption price and accrued Interest to, but excluding, the Redemption Date.

     (d) Notwithstanding anything in this Section 3.03 or the Notes to the contrary, prior to the Transition Date any optional redemption pursuant to
Section 3.01 and any required redemption pursuant to Section 3.02 may be made by the Company by providing written notice to the Holder or Holders (with a copy to the Trustee) not less than two days in advance of such prepayment specifying the Redemption Date and the principal amount of the Notes to be redeemed. Any such redemption which is a partial redemption shall be made on a pro rata basis. Any such notice given in connection with a redemption required pursuant to Section
3.02 may be revoked at any time on or prior to the day preceding the Redemption Date, provided that any such redemption required by Section 3.02 and made pursuant to this Section 3.03(d) shall be made not later than two days following the date the Take-Out Proceeds are required to be deposited with the Trustee or a Paying Agent pursuant to Section 3.02 or the day preceding the Transition Date, if earlier, or if any such dates are not a Business Day, the next succeeding Business Day. Any notice delivered pursuant to this Section 3.03(d) shall constitute a "Redemption Notice".

     Section 3.04. Payment of Notes Called for Redemption by the Company. If a Redemption Notice has been given as provided in Section 3.03, the Notes or portion of Notes with respect to which such Redemption Notice has been given (and not revoked in accordance with Section 3.03(d)) shall become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable redemption price, and on and after said date (unless the Company shall default in the payment of such Notes at the applicable redemption price) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, except as provided in Section 13.04, the Holders of such Notes shall not be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the applicable redemption price thereof. On presentation and surrender of such Notes at a place of payment specified in the Redemption Notice, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price.

     Upon presentation and surrender of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented and surrendered.

     Section 3.05. Repurchase of Notes by the Company at Option of the Holder upon a Change of Control. (a) If a Change of Control shall occur at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the "Repurchase Date") that is specified by the Company in accordance with Section 3.05(b) (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid Interest thereon to, but excluding, the Repurchase Date, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided that the Company shall not be required to repurchase Notes pursuant to this Section 3.05 if, and only for so long as, and to the extent such repurchase is restricted by any Redemption Restriction.

          (b) On or before the thirtieth (30th) day after the occurrence of a Change of Control, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all Holders of record on such date a notice (the "Change of Control Notice") of the occurrence of such Change of Control and of the repurchase right at the option of the holders arising as a result thereof to each holder of Notes at its last address as the same appears on the Register; provided that if the Company shall give such notice, it shall also give written notice of the Change of Control to the Trustee at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided in Section 1.06, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Concurrently with the mailing of any Change of Control Notice, the Company shall issue a press release announcing such Change of Control referred to in the Change of Control Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Change of Control Notice or any proceedings for the repurchase of any Note which any Noteholder may elect to have the Company repurchase as provided in this Section 3.05.

          Each Change of Control Notice shall specify the circumstances constituting the Change of Control, the Repurchase Date (which must be no less than 20 and no more than 45 days after the date of the Change of Control Notice), the Repurchase Price, that the Holder must exercise the repurchase right on or prior to the close of business on the Repurchase Date (the "Repurchase Expiration Time"), that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time, a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder's Notes, the amount of interest accrued on each Note to the Repurchase Date and the CUSIP number or numbers, if any, of the Notes (if then generally in use).

          No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.05.

          (c) Notes shall be repurchased pursuant to this Section 3.05 at the option of the Holder upon:

               (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the "Repurchase Election") in the form set forth on the reverse of the Note at any time prior to the Repurchase Expiration Time; and

               (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the holder of the purchase price therefor;

     provided that such purchase price shall be so paid pursuant to this Section
     3.05 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

          (d) On the Repurchase Date, the Company shall accept for payment all Notes validly presented and surrendered in accordance with the Repurchase Election. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note. Upon presentation and surrender of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented and surrendered not repurchased.

          (e) On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in
Section 5.03) an amount of cash sufficient to repurchase on the Repurchase Date all the Notes or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date.

          If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date (i) such Notes will cease to be outstanding, (ii) Interest on such Notes will cease to accrue and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price upon delivery of the Notes.

          (f) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Election specified in Section 3.05(c), the Holder of the Note in respect of which such Repurchase Election was given shall (unless such Repurchase Election is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five (5) Business Days) following the later of (x) the Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.05(c)) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.05(c).

          (g) Notwithstanding anything herein to the contrary, any Holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) the Repurchase Election contemplated by Section 3.05(c) shall have the right to withdraw such Repurchase Election at any time prior to the close of business on the Business Day preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:

               (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

               (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

               (iii) the principal amount, if any, of such Note which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

          (h) The Company will comply with the provisions of Rule 13e-4 and 14e-1 and any other securities laws, regulations and rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders as a result of a Change of Control.

          (i) The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 13.04, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05(e) exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the date the tendered Notes have been repurchased, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                                   ARTICLE 4

                             SUBORDINATION OF NOTES

     Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 4, and each Person holding any Notes, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of the principal of, premium, if any, and Interest on all Notes (including, but not limited to, the applicable redemption price with respect to Notes called for redemption in accordance with Section 3.01, Section 3.02 or
Section 3.05) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior and Senior Subordinated Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. This Article 4 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior and Senior Subordinated Indebtedness, and such provisions are made for the benefit of the holders of Senior and Senior Subordinated Indebtedness and such holders are made obligees hereunder and any one or more of them or any Representative may enforce such provisions.

     No provision of this Article 4 shall prevent the occurrence of any Default or Event of Default hereunder or have any effect on the rights of the Holders of the Notes or the Trustee to accelerate the maturity of the Notes.

     Section 4.02. Payments to Noteholders. No payment shall be made with respect to the principal of, premium, if any, or Interest on the Notes (other than through the issuance of PIK Notes, Permitted Junior Securities and payments and distributions made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), if a default on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity (or in the case of any lease that is Senior or Senior Subordinated Indebtedness, a default occurs and is continuing that then permits the lessor to accelerate all future payments under the lease following an event of default thereunder).

     The Company may and shall resume payments on and distributions in respect of the Notes (including, but not limited to, the applicable redemption price with respect to Notes called for redemption in accordance with Section 3.01 or
Section 3.02) upon:

               (1) the date upon which any and all such defaults are cured or waived or ceases to exist; or

               (2) upon the earlier of the payment in full in cash or Cash Equivalents of the obligations outstanding under, and the satisfaction and discharge or defeasance of, all Designated Senior Indebtedness or upon the consent of the Representatives of all Designated Senior Indebtedness.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior and Senior Subordinated Indebtedness shall first be paid in full in cash or Cash Equivalents before any payment is made on account of the principal of, premium, if any, or Interest on the Notes (except payments made through the issuance of Permitted Junior Securities or made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provisions of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior and Senior Subordinated Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior and Senior Subordinated Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior and Senior Subordinated Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior and Senior Subordinated Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee.

     For purposes of this Article 4, the words, "cash, property or securities" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Notes to the payment of all Senior and Senior Subordinated Indebtedness which may at the time be outstanding ("Permitted Junior Securities"); provided that (i) the Senior and Senior Subordinated Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior and Senior Subordinated Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 12 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 12.

     If payment of the Notes is accelerated because of an Event of Default, the Company or, at the Company's request and expense, the Trustee shall promptly notify holders of Senior and Senior Subordinated Indebtedness of the acceleration. In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or Interest on the Notes (including, but not limited to, the applicable redemption price with respect to Notes called for redemption in accordance with Section 3.01, Section
3.02 or Section 3.05), until all Senior and Senior Subordinated Indebtedness has been paid in full in cash or Cash Equivalents or Representatives of holders of all Designated Senior Indebtedness have consented thereto, except payments and distributions made through the issuance of PIK Notes (received prior to the occurrence of a proceeding of the type described two paragraphs above), Permitted Junior Securities and payments and distributions made pursuant to
Article 13 from monies deposited with the Trustee pursuant thereto prior to such acceleration.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the holders of the Notes before all Senior and Senior Subordinated Indebtedness is paid in full in cash or Cash Equivalents or provision is made for such payment thereof in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior and Senior Subordinated Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior and Senior Subordinated Indebtedness remaining unpaid to the extent necessary to pay all Senior and Senior Subordinated Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of such Senior and Senior Subordinated Indebtedness. Notwithstanding the foregoing, no Holder shall be required pursuant to this paragraph to turn over any payment received by it prior to the commencement of any proceeding of the type described three paragraphs above unless such holder has received written notice within 100 days of the date of receipt of such payment that such payment was not permitted under the terms of this Article 4.

     Nothing in this Article 4 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.03 (clause "First") or Section 8.06.

     Section 4.03. Subrogation of Notes. Subject to the payment in full in cash or Cash Equivalents of all Senior and Senior Subordinated Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior and Senior Subordinated Indebtedness pursuant to the provisions of this Article 4 (equally and ratably with the holders of all Indebtedness of the Company which by its express terms pari passu to the Notes) to the rights of the holders of Senior and Senior Subordinated Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior and Senior Subordinated Indebtedness until the principal, premium, if any, and Interest on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior and Senior Subordinated Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article 4, and no payment pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior and Senior Subordinated Indebtedness by holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior and Senior Subordinated Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior and Senior Subordinated Indebtedness, and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article 4, which would otherwise have been paid to the holders of Senior and Senior Subordinated Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 4 are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of such Senior and Senior Subordinated Indebtedness, on the other hand.

     Nothing contained in this Article 4 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior and Senior Subordinated Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium, if any, and Interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior and Senior Subordinated Indebtedness, nor shall anything herein or therein prevent the Trustee or, subject to Section 7.04, the holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior and Senior Subordinated Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Section 4.04. Authorization to Effect Subordination. Each holder of a Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section
7.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior and Senior Subordinated Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

     Section 4.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior and Senior Subordinated Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if on a date not less than two (2) Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or Interest on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

     The Trustee, subject to the provisions of Section 8.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior and Senior Subordinated Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior and Senior Subordinated Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior and Senior Subordinated Indebtedness pursuant to this Article 4 unless it has received satisfactory evidence as to the amount of Senior and Senior Subordinated Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4.

     Section 4.06. Trustee's Relation to Senior and Senior Subordinated Indebtedness. The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article 4 in respect of any Senior and Senior Subordinated Indebtedness at any time held by it, to the same extent as any other holder of Senior and Senior Subordinated Indebtedness, and nothing in
Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior and Senior Subordinated Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior and Senior Subordinated Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior and Senior Subordinated Indebtedness and, subject to the provisions of
Section 8.01, the Trustee shall not be liable to any holder of Senior and Senior Subordinated Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver money to holders of Notes, the Company or any other Person in compliance with this
Article 4.

     Section 4.07. No Impairment of Subordination. No right of any present or future holder of any Senior and Senior Subordinated Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior and Senior Subordinated Indebtedness may be created, renewed or extended and holders of Senior and Senior Subordinated Indebtedness may exercise any rights under any instrument creating or evidencing such Senior and Senior Subordinated Indebtedness, including, without limitation, any waiver of default thereunder, without any notice to or consent from the holders of the Notes or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior and Senior Subordinated Indebtedness or any terms or conditions of any instrument creating or evidencing such Senior and Senior Subordinated Indebtedness shall in any way alter or affect any of the provisions of this Article 4 or the subordination of the Notes provided thereby.

     Section 4.08. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 4 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 4 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     The Trustee shall not be responsible for the actions or inactions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

     Section 4.09. Senior and Senior Subordinated Indebtedness Entitled to Rely. The holders of Senior and Senior Subordinated Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

     Section 4.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee, subject to the provisions of Section 8.02 hereof, and the Noteholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior and Senior Subordinated Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

                                    ARTICLE 5

                       PARTICULAR COVENANTS OF THE COMPANY

     Section 5.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including, but not limited to, the applicable redemption price with respect to Notes called for redemption in accordance with Section 3.01 or Section 3.02 or the Repurchase Price with respect to Notes submitted for repurchase in accordance with Section 3.05), and Interest, on each of the Notes at the places, at the respective times and in accordance with and subject to the terms of the Notes and this Indenture.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.00% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 5.02. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 5.03. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.03:

               (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

               (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or Interest on the Notes when the same shall be due and payable; and

               (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, on or before each due date of the principal of, premium, if any, or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

          (b) If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of, premium, if any, or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided herein and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or Interest on the Notes when the same shall become due and payable.

          (c) Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

          (d) Anything in this Section 5.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.03 is subject to Sections 13.03 and 13.04.

     The Trustee shall not be responsible for the actions of any other Paying Agent (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

     Section 5.04. Existence. Subject to Articles 11 and 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

     Section 5.05. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes which continue to be Restricted Notes in connection with any sale thereof and any prospective purchaser of Notes designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes and it will take such further action as any holder or beneficial holder of such Notes may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Notes, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 5.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. The foregoing shall not limit the terms of Section 2.04(a).

     Section 5.07. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the twelve calendar months ending December 31), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

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

     The Company will deliver to the Trustee, promptly upon becoming aware of
(i) any Default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

     Any notice required to be given under this Section 5.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

     Section 5.08. Liquidated Damages Notice. In the event that the holders of the Notes are entitled to Liquidated Damages pursuant to any Exchange and Registration Rights Agreement, the Company will provide written notice ("Liquidated Damages Notice") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Company may pay Liquidated Damages by adding such amounts to the principal amount of the Notes (in lieu of paying such amounts in cash) on the same terms as Interest under Section 2.03. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

     Section 5.09. Limitation on Restricted Payments. The Company agrees that if a Default has occurred, then the Company will not and will not permit any of its Subsidiaries to, directly or indirectly, do any of the following (each, a "Restricted Payment"):

          (a) declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make any liquidation payment with respect to, any of the Common Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries), other than:

               (i) purchases of Common Stock in connection with employee or agent benefit plans or under any dividend reinvestment plan not to exceed $6.0 million in any 12 month period except to the extent required by the terms of such plans or by applicable law;

               (ii) in connection with the reclassifications of any class or series of Common Stock, or the exchange or conversion of one class or series of Common Stock for or into another class or series of Common Stock;

               (iii) the purchase of fractional interests in shares of Common Stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

               (iv) dividends or distributions in the Company's Qualified Capital Stock, or options, warrants or rights to acquire Qualified Capital Stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of Qualified Capital Stock;

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

               (v) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any such rights pursuant to any such shareholders' rights plan; or

               (vi) repurchases of Common Stock in connection with acquisitions of businesses made by the Company or any of its Subsidiaries (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses); or

          (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of any Person of which the Company is a Subsidiary.

     Section 5.10. Limitation on Restrictions on Certain Payments. The Company agrees that neither it nor any of its Subsidiaries will include in any Indebtedness due from the Company or any of its Subsidiaries to the Company or any of its Subsidiaries any restrictions on payments in respect of the Notes of the types specified in Sections 3.02 and 3.05 hereof.

                                    ARTICLE 6

                         NOTEHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

     Section 6.01. Noteholders' Lists. The Company covenants and agrees that, if the Trustee is not acting as the sole Registrar, the Company will furnish or cause to be furnished to the Trustee, semiannually, at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished and the Company shall otherwise comply with TIA (S) 312(a).

     Section 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Registrar or co-registrar in respect of the Notes, if so acting and shall otherwise comply with TIA (S) 312(a). The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

          (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

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

          (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

     Section 6.03. Reports by Trustee. (a) Within sixty (60) days after December 15 of each year commencing with the year 2003, the Trustee shall transmit to holders of Notes such reports dated as of December 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

     Section 6.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15 (d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificates).

                                    ARTICLE 7

                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                             ON AN EVENT OF DEFAULT

     Section 7.01. Events of Default. In case one or more of the following events (each an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of ten (10) days, whether or not the payment is prohibited by the provisions of Article 4 hereof; or

          (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, required repurchase by acceleration or otherwise (other than due to a Redemption Restriction), whether or not the payment is prohibited by the provisions of Article 4 hereof; or

          (c) failure to provide notice of the occurrence of a Change of Control on a timely basis as required by Section 3.05 continued for a period of ten (10) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 2.08; or

          (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 2.08; or

          (e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

          (f) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty
(60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(e) or 7.01(f)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 2.08, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the Interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs, the principal of all the Notes and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. If, at any time after the principal of the Notes shall have been so declared due and payable pursuant to this Section 7.01, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, plus 1.00% per annum, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued Interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

     Section 7.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case Default shall be made in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and such Default shall have continued for a period of ten (10) days, or (b) in case Default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, subject to
Article 4, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or Interest, as the case may be, with interest upon the overdue principal and premium, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and Interest on the Notes to the registered holders, whether or not the Notes are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, subject to Article 4, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall subject to
Article 4 be entitled to take any and all actions authorized under the TIA and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 7.03. Application of Monies. Any monies collected by the Trustee pursuant to this Article 7 and, after an Event of Default, any other money or other property distributable in respect of the Company's obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation and surrender of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

     FIRST: To the Trustee (including any predecessor Trustee) for the payment of all amounts due under Section 8.06;

     SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, subject to the provisions of Article 4, to the payment of Interest on the Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Notes plus 1.00% per annum, such payments to be made ratably to the Persons entitled thereto;

     THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, subject to the provisions of
Article 4, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and Interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Notes plus 1.00% per annum, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and Interest without preference or priority of principal and premium, if any, over Interest, or of Interest over principal and premium, if any, or of any installment of Interest over any other installment of Interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid Interest; and

     FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

     Section 7.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provision of this Indenture and any provision of any Note (but subject to Article 4), the right of any holder of any Note to receive cash payment of the principal of and premium, if any (including, but not limited to, the applicable redemption price with respect to Notes called for redemption in accordance with Section 3.01 or Section 3.02 or the Repurchase Price with respect to Notes submitted for repurchase in accordance with Section 3.05), and accrued Interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

     The right of any holder to institute any action or proceeding shall also be subject to the restrictions of Article 4.

     Section 7.05. Proceedings by Trustee. Subject to Article 4, in case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 7.06. Remedies Cumulative and Continuing. Except as provided in
Section 7.04, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time.

     Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 2.08 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture or would involve the Trustee in personal liability or expense, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 2.08 may, on behalf of the holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a Default in the payment of Interest or premium, if any, on, or the principal of, the Notes, (ii) a Default in the payment of the applicable redemption price pursuant to Article 3, (iii) a Default in the payment of the Repurchase Price pursuant to Article 3 or (iv) a Default in respect of a covenant or provisions hereof which under
Article 11 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 7.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of, or premium, if any, or Interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

     Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this

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Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 2.08, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or Interest on any Note on or after the due date expressed in such Note.

                                    ARTICLE 8

                                   THE TRUSTEE

     Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee, and in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

               (ii) in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

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          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time "outstanding" determined as provided in Section 2.08 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

          (d) this paragraph shall not be construed to limit the effect of the penultimate paragraph of this Section 8.01;

          (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes; and

          (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

     The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default hereunder unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice of such default or Event of Default from the Company or the holders of at least 10% in aggregate principal amount of the Notes and such notice refers to such Default or Event of Default, the Notes and the Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01.

     Section 8.02. Reliance on Documents, Opinions, Etc.. Except as otherwise provided in Section 8.01:

          (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

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          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

          (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

          (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 8.03. No Responsibility For Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the

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Notes. The Trustee shall not be accountable for the use or application by the
Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 8.04. Trustee, Paying Agents or Registrar May Own Notes. The Trustee, any Paying Agent or any Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

     Section 8.05. Monies to Be Held in Trust. Subject to the provisions of
Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

     Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee and such predecessor Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, bad faith or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any Holder or any other Person) of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee (or any predecessor Trustee) and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of particular Holders. The obligation of the Company under this Section and such lien shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(e) or (f) with respect to the Company

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occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 8.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

     Section 8.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:

               (i) the Trustee shall fail to comply with Section 8.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

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               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

     Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or

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collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

     No successor trustee shall accept appointment as provided in this Section
8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.11, the Company (or the former trustee or successor trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.12. Succession by Merger. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Person succeeding to all or substantially all of the corporate trust business of the Trustee, such Person shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 8.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                    ARTICLE 9

                                 THE NOTEHOLDERS

     Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action

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(including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

     Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.

     The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.06.

     Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent and any Registrar may deem the Person in whose name such Note shall be registered upon the Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and Interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

     Section 9.04. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

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                                   ARTICLE 10

                             MEETINGS OF NOTEHOLDERS

     Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

               (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

               (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

               (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

               (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

     Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

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     Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

     Subject to the provisions of Section 2.09, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such holder; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the

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other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 10.07. No Delay of Rights by Meeting. Nothing contained in this
Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 11

                             SUPPLEMENTAL INDENTURES

     Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

          (b) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 12;

          (c) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

          (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

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

          (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

          (g) make other changes to the indenture or forms or terms of the Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Noteholders.

     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, if any, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

     Notwithstanding any other provision of the Indenture or the Notes, any Exchange and Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of such Exchange and Registration Rights Agreement.

     Section 11.02. Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of Interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or Interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or change the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes, or change the obligation of the Company to repurchase any Note upon a Change of Control in a manner adverse to the holders of Notes, in each case, without the consent of the holder of each Note so affected, or modify any of the provisions of this Section 11.02 or Section 7.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or reduce the quorum or voting requirements set forth in Article 10 or (ii) reduce the aforesaid percentage of Notes, the holders of which are

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

required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this
Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 11.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall conform to the requirements of the Trust Indenture Act, as then in effect, provided that this
Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of, and that the Trustee's execution of such supplemental indenture is permitted under, this Article 11.

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                                   ARTICLE 12

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 12.01. Company May Consolidate on Certain Terms. Subject to the provisions of Section 12.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and premium, if any, and Interest on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

     Section 12.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and Interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Dynegy Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

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

     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     Section 12.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 12.

                                   ARTICLE 13

                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 13.01. Discharge of Indenture. This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued hereunder, when:

     (a) either:

          (i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

          (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal (including Additional Amounts), premium and accrued Interest to the date of maturity or redemption;

     (b) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

     (c) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

     (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of Section 13.02 and Section 13.04 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 8.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

     Section 13.02. Deposited Monies to Be Held in Trust by Trustee. Subject to
Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest and premium, if any.

     Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

     Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or Interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years (or, if shorter, the applicable escheat period) after the date upon which the principal of, premium, if any, or Interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                                   ARTICLE 14

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

     Section 14.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

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

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

     Section 15.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

     Section 15.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to Dynegy Inc., 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, Telecopier No.:
(713) 507-6400, Attention: Treasurer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served in writing by telecopier transmission addressed as follows: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Telecopier No.: (302) 636-4145, Attention:
Corporate Capital Markets. No such notice, direction, request or demand shall be deemed given to the Trustee unless actually received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.

     The Trustee, by notice to the Company, and the Company, by notice to the Trustee, may designate additional or different addresses for subsequent notices or communications.

     Section 15.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute) without giving effect to the conflicts of laws principles thereof (other than such Section 5-1401 or any successor statute).

     Section 15.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such

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

covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based (such brief statement may indicate the extent to which such person relied upon an Opinion of Counsel or other officer of the Company in conducting such examination or investigation); (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 15.06. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Notes or the redemption date of any Note will not be a Business Day, then payment of such Interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no Interest shall accrue for the period from and after such date, except that if such next succeeding Business Day would fall in the next calendar year, then payment of such Interest on or principal of the Notes shall be made on the immediately preceding Business Day.

     Section 15.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 15.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of this Indenture shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 15.08. No Security Interest Created. Except as otherwise provided in Section 8.06 hereof, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

     Section 15.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent and any Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 15.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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

     Section 15.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 3.04 and 3.05, as
fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 15.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Register.

     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

     The provisions of Sections 8.02, 8.03, 8.04 and 9.03 and this Section 15.11 shall be applicable to any authenticating agent.

     Section 15.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 15.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality

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

and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Wilmington Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                          DYNEGY INC.


                                          By: /s/ Bruce A. Williamson
                                              ----------------------------------
                                              Name: Bruce A. Williamson
                                              Title: President and CEO


                                          WILMINGTON TRUST COMPANY


                                          By: /s/ Sandra R. Ortiz
                                              ----------------------------------
                                              Name: Sandra R. Ortiz
                                              Title: Financial Services Officer

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

                                                                       EXHIBIT A

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF EACH NOTE IS
$1,000 PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS              , THE
                                                         -------------
YIELD TO MATURITY IS    % COMPOUNDED SEMI-ANNUALLY, AND THE AMOUNT OF ORIGINAL
                     ---
ISSUE DISCOUNT IS $       PER $1,000 OF PRINCIPAL AMOUNT. IN THE EVENT THAT THE
                   ------
NOTE REMAINS OUTSTANDING AFTER AUGUST 10, 2005, FOR THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE ISSUE PRICE AND THE YIELD TO MATURITY FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING
ADDRESS: 1000 LOUISIANA STREET, HOUSTON, TEXAS 77002, ATTENTION: LAYNE J.
ALBERT.

                        [Include only for Global Notes:]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OR (c) OF THE INDENTURE,
(3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               [Include only for Notes that are Restricted Notes]

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR

FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF AN EXCHANGE AND REGISTRATION RIGHTS AGREEMENT (NOTES) DATED AUGUST 11, 2003 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH EXCHANGE AND REGISTRATION RIGHTS AGREEMENT.

     BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE NOTES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                 [Face of Note]
--------------------------------------------------------------------------------
                                                         CUSIP/CINS
                                                                    ------------

                   Junior Unsecured Subordinated Note due 2016

No.                                                               $
    -----                                                           ------------

                                   DYNEGY INC.

promises to pay to                    or registered assigns,
                   ------------------

the principal sum of
                     -----------------------------------------------------------

Dollars on           , 2016.
           ----------

Interest Payment Dates:        and
                        ------     ------

Record Dates: [________] and [________]

Dated: August   , 2003
              --

                                        DYNEGY INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture, which
was authenticated on           , 2003.
                     ----------

Wilmington Trust Company
Trustee


By:
    ------------------------------------
            Authorized Signatory

--------------------------------------------------------------------------------

                             FORM OF REVERSE OF NOTE
                                   DYNEGY INC.

                  JUNIOR UNSECURED SUBORDINATED NOTES DUE 2016

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Dynegy Inc., an Illinois corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.00% per annum from the Date of Issuance set forth below to, but excluding August 11, 2005, and at 13.75% per annum thereafter until maturity and shall pay any Liquidated Damages payable pursuant to Section 3(e) of the Exchange and Registration Rights Agreement (Notes) referred to below; provided that if at any time redemption or repurchase of the Notes pursuant to Section 3.02 or 3.05 of the Indenture is restricted by a Redemption Restriction, then the Subject Percentage of the Notes shall bear interest at 13.75% per annum from the Payment Blockage Date to but excluding the date that the Blockage Amount is paid pursuant to Section 3.02 of the Indenture, payable pro rata to the Holders on each Interest Payment Date. The Company will pay interest and any Liquidated Damages semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that such Interest and any Liquidated Damages shall accrue and an amount equal to such accrued and unpaid Interest and any Liquidated Damages shall be added to the principal amount of the Notes as Additional Amounts on each Interest Payment Date (such Additional Amounts to constitute principal for all purposes of the Indenture and this Note) unless (i) the Company at its sole option elects to pay all or a portion of such Interest in cash or (ii) an Event of Default has occurred and payment of the Note has been accelerated pursuant to
Section 7.02 of the Indenture, in which case accrued and unpaid Interest to the date of such Event of Default shall be due and payable in cash at such time; and provided further that any Interest paid on the Notes shall be paid net of any applicable withholding required by law. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1.00% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Liquidated Damages (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful; provided that any Notes that are the subject of a Redemption Restriction shall bear interest only as provided in
Section 2.04 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and any Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.03 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium and any Liquidated Damages and interest payable in cash at the office or agency of the Paying Agent maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and any Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that if a Holder of more than $2.0 million in principal amount of Notes has given wire transfer instructions to the Company at least ten Business Days prior to the applicable Interest Payment Date, the Company shall pay all interest and premium and any Liquidated Damages on that Holder's Notes in accordance with those instructions. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of August 11, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $225.0 million in aggregate principal amount plus any Additional Amounts.

     5. Optional Redemption. At any time and from time to time until the Transition Date shall have occurred, the Company, at its option, may redeem the Notes, in whole or in part, upon the notice provided in Section 3.03 of the Indenture in accordance with the provisions of Sections 3.03 and 3.04 of the Indenture on the Redemption Date for cash at a redemption price equal to 100% of the principal amount (including Additional Amounts) of the Notes to be redeemed together in each case with accrued and unpaid Interest on the Notes to be redeemed to (but excluding) the Redemption Date, but without premium, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date. If the Transition Date has occurred, the Company may not redeem the Notes pursuant to Section 3.01 of the Indenture from the Transition Date through August 10, 2010. If the Transition Date has occurred, from and after August 11, 2010, the Company at any time and from time to time may redeem the Notes, in whole or in part, upon the notice provided in Section
3.03 of the Indenture in accordance with the provisions of Sections 3.03 and
3.04 of the Indenture, on the Redemption Date for cash at the redemption prices (expressed as percentages of principal amount of the Notes, which shall include Additional Amounts) set forth below plus accrued and unpaid Interest on the Notes to be redeemed, to (but excluding) the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 11 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year                                                                  Percentage
----                                                                  ----------

Year                                                                  Percentage
----                                                                  ----------
2010...............................................................     106.875%
2011...............................................................     104.579%
2012...............................................................     102.292%
2013 and thereafter................................................     100.000%

     Any optional redemption shall be made pursuant to the provisions of Section
3.03 and 3.04 of the Indenture. The Notes are not redeemable at the Company's option notwithstanding anything in the Indenture or this Note to the contrary, except pursuant to the foregoing provisions; provided that the Company may pay any Additional Amounts at any time at par (including through a redemption pursuant to Section 3.01 of the Indenture) whether or not a Mandatory Redemption Termination Notice has become effective pursuant to Section 3.02(c). Prior to the Transition Date any optional redemption described in this paragraph and any mandatory redemption described in paragraph 6 below may be made by the Company by providing written notice to the Holder or Holders (with a copy to the Trustee) not less than two days in advance of such prepayment specifying the Redemption Date and the principal amount of the Notes to be redeemed. Any such redemption which is a partial redemption shall be made on a pro rata basis.

     6. Mandatory Redemption. Until the Mandatory Redemption Termination Notice becomes effective, upon receipt of Take-Out Proceeds after the date of this Indenture in an amount equal to or greater than $5.0 million, and on the day preceding the Transition Date, the Company shall redeem the maximum principal amount of Notes that may be redeemed with Take-Out Proceeds on deposit with the Trustee at a redemption price in cash equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid Interest to the Redemption Date but without premium, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date, in accordance with the procedures set forth in Sections 3.03 and 3.04 of the Indenture; provided that the Company shall not be required to redeem Notes pursuant to this provision if, and only for so long as, and to the extent restricted by a Redemption Restriction or after the day preceding the Transition Date.

     At any time on or after May 13, 2005, the holders of at least a majority in aggregate principal amount of the Notes then outstanding may, by delivery of a Mandatory Redemption Termination Notice elect to terminate the Company's mandatory redemption obligations effective as of the Transition Date (which date shall not be fewer than ninety (90) days nor more than one hundred twenty (120) days from the date of delivery of such notice to the Company) specified in such notice; provided, however, that (i) the right to deliver the Mandatory Redemption Termination Notice shall terminate and cease to be of any further force or effect in the event that the Initial Holder and its Affiliates shall cease to hold at least a majority in aggregate principal amount of the Notes then outstanding and (ii) a Mandatory Redemption Termination Notice may be revoked at any time prior to the day immediately preceding the specified Transition Date by further written notice to the Company (with a copy to the Trustee) from the Holders that delivered the Mandatory Redemption Termination Notice. A revoked Mandatory Redemption Termination Notice shall have no force or effect and, upon revocation, the right to deliver the Mandatory Redemption Termination Notice shall be reinstated on the 91st day following such revocation (subject, nevertheless, to clause (i) of the foregoing proviso).

     7. Notice of Redemption. Except as set forth in the final sentence of paragraph 5, notice of redemption will be mailed at least 20 days but not more than 40 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of $1,000 or less will be redeemed in part; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if less than $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company defaults in payment on the redemption date.

     8. Change of Control. If a Change of Control occurs at any time prior to maturity of the Notes, this Note will be repurchased at the option of the holder on the Repurchase Date specified by the Company in accordance with the Indenture at a Repurchase Price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest to but excluding the Repurchase Date, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided that the Company shall not be required to repurchase Notes if and for so long as such repurchase is restricted by a Redemption Restriction. The Notes will be repurchased in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Change of Control and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Change of Control. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "OPTION TO ELECT REPURCHASE UPON A CHANGE OF CONTROL" on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, on or before the Repurchase Date. Holders have the right to withdraw any such repurchase election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day preceding the Repurchase Date, all as provided in the Indenture. If cash sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of the Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company) on the Business Day following the Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof) on and after the Repurchase Date and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

     9. Subordination. The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior and Senior Subordinated Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     10. Defaults and Remedies. Events of default include: (i) default in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable within the periods specified; (ii) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase by acceleration or otherwise (other than due to a Redemption Restriction); (iii) default in the Company's obligation to provide notice of a Change of Control continued for a period of ten (10) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company; (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in the Indenture continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company; or (v) certain events of bankruptcy or insolvency. In case an Event of Default shall have occurred and be continuing other than under clause (v) above, the principal of, premium, if any, and accrued interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. In case an Event of Default shall have occurred and be continuing under clause (v) above, the principal of, premium, if any, and accrued interest on all Notes shall immediately become due and payable.

     11. Amendment, Supplement and Waiver. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of Interest, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable upon redemption or repurchase thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or Interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or change the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes, or change the obligation of the Company to repurchase any Note upon a Change of Control in a manner adverse to the holders of the Notes, in each case without the consent of the holder of each Note so affected, or modify any of the provisions of Section 11.02 or Section 7.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or reduce the quorum or voting requirements set forth in Article 10 or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest, or any premium on, or the principal of, any of the Notes, (B) a default in the payment of the applicable redemption price pursuant to Article 3 of the Indenture, (C) a default in the payment of the Repurchase Price pursuant to
Article 3 of the Indenture, or (D) a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     12. Denomination, Transfer, Exchange. The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. Upon due presentment and surrender for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     13. Persons Deemed Owners. The Company, the Trustee, any authenticating agent, any Paying Agent and any Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Registrar) for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     14. No Recourse Against Others. No recourse for the payment of the principal of or any premium or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute) without giving effect to the conflicts of laws principles thereof (other than such Section 5-1401 or successor statute).

     15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     16. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Additional Rights of Holders of Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Notes will have all the rights set forth in the Exchange and Registration Rights Agreement (Notes).

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     Definitions . Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common

     UNIF GIFT MIN ACT -      Custodian
                        -----           ----

     TEN ENT - as tenant by the entireties (Cust) (Minor)

     JT TEN - as joint tenants with right of under Uniform Gifts to Minors Act
survivorship and not as tenants                                    in common
                                ----------------------------------
(State)

     Additional abbreviations may also be used although not in the above list.